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Exhibit 5.1

May 14, 2004

NeoRx Corporation
300 Elliott Avenue West, Suite 500
Seattle, WA 98119

  Re:
  Registration Statement on Form S-3 with respect to 243,711 Common Shares

Ladies and Gentlemen:

        We have acted as counsel to NeoRx Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), 243,711 shares (the "Shares") of its common stock, $.02 par value per share (the "Common Stock"), which may be sold by the selling shareholder named in the prospectus included in the Registration Statement (the "Selling Shareholder"). We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that the Shares are validly issued and are fully paid and nonassessable.

        Our opinion is limited to the laws of the State of Washington and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the State of Washington.

        Please note that we are opining only as to the matters set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules and regulations, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Perkins Coie LLP Perkins Coie LLP

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Exhibit 5.1